SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under 14a-12


                           OCWEN FINANCIAL CORPORATION
                  -----------------------------------------
              (Name of the Registrant as Specified in its Charter)


      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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         pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the
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          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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

                                  (Ocwen Logo)


                                 March 30, 2001

Dear Fellow Shareholder:

   On behalf of the Board of Directors I cordially invite you to attend the Annual Meeting of Shareholders of Ocwen Financial Corporation, which will be held at the first floor offices of the Company located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401, on Thursday, May 17, 2001 at 9:00 a.m., Eastern Time. The matters to be considered by shareholders at the Annual Meeting are described in detail in the accompanying materials.

   IT IS VERY IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

   Your continued support of and interest in Ocwen Financial Corporation are sincerely appreciated.

                                            Sincerely,

                                            /s/ WILLIAM C. ERBEY

                                            William C. Erbey
                                            Chairman and Chief Executive Officer

                           OCWEN FINANCIAL CORPORATION
                         1675 Palm Beach Lakes Boulevard
                         West Palm Beach, Florida 33401

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 17, 2001

                            ------------------------

   NOTICE IS HEREBY GIVEN, that the Annual Meeting of Shareholders of Ocwen Financial Corporation (the "Company") will be held at the first floor offices of the Company located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401 on Thursday, May 17, 2001 at 9:00 a.m., Eastern Time, for the following purposes:

     1. To elect five directors for a one-year term and until their successors are elected and qualified;

     2. To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the independent auditor of the Company for the fiscal year ending December 31, 2001; and

     3. To transact such other business as may properly come before the meeting and any adjournment thereof. Management is not aware of any such other business.

   The Board of Directors has fixed March 19, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any adjournment thereof.

                                                By Order Of The Board Of
                                                Directors,

                                                /s/ JOHN R. ERBEY

                                                John R. Erbey
                                                Secretary

West Palm Beach, Florida
March 30, 2001

                           OCWEN FINANCIAL CORPORATION

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

   This Proxy Statement is being furnished to holders of the common stock, par value $.01 per share (the "Common Stock"), of Ocwen Financial Corporation, a Florida corporation (the "Company"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the first floor offices of the Company located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401, on Thursday, May 17, 2001 at 9:00 a.m., Eastern Time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying proxy card (the "Proxy") are first being mailed to shareholders on or about March 30, 2001.

   The Proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each Proxy received will be voted: (i) for each of the nominees for director described herein; (ii) for ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditor for 2001; and (iii) upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

   Any shareholder giving a Proxy has the power to revoke it at any time before it is exercised by: (i) filing written notice thereof with the Secretary of the Company (John R. Erbey, Secretary, Ocwen Financial Corporation, 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401); (ii) submitting a properly executed Proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

   Only holders of record of Common Stock at the close of business on March 19, 2001 (the "Voting Record Date") will be entitled to vote at the Annual Meeting or any adjournment thereof. On the Voting Record Date, there were 67,152,046 shares of Common Stock issued and outstanding, and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented thereat.

   Assuming the presence of a quorum, the five persons receiving the greatest number of votes of the Common Stock cast at the Annual Meeting by the holders of stock entitled to vote shall be elected as directors of the Company. Assuming the presence of a quorum, the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditor for 2001 and any other matter properly submitted to shareholders for their consideration at the Annual Meeting (other than the election of directors) shall be approved if the votes cast by the holders of the shares represented at the Annual Meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action.

   With regard to the election of directors, shareholders may vote in favor of or withhold authority to vote for one or more nominees for director. Votes that are withheld and broker non-votes in connection with the election of one or more nominees for director will not be counted as votes cast for such individuals and accordingly will have no effect. Abstentions may be specified on all other proposals. Abstentions and broker non-votes will not be counted in determining the votes cast in connection with the proposal to ratify the appointment of the Company's independent auditor and thus will have no effect on such proposal.

   The presence at the Annual Meeting of a majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

                              ELECTION OF DIRECTORS
                                 (PROPOSAL ONE)

   The Company's Bylaws provide that the Board of Directors of the Company shall be comprised of between three and seven members, with the exact number to be fixed by the Board of Directors. A resolution adopted by the Board of Directors pursuant to the Company's Bylaws has established the number of directors at five. Directors are elected annually and hold office until the earlier of the election and qualification of their successors or their resignation and removal.

   Each of the five persons standing for election at the Annual Meeting is currently a director of the Company. There are no arrangements or understandings between any nominee for director and any other person pursuant to which such person was selected as a nominee. William C. Erbey, Chairman of the Board and Chief Executive Officer, and John R. Erbey, Senior Managing Director and Secretary, are brothers. Otherwise, no director is related to any other director or executive officer of the Company by blood, marriage or adoption.

   If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the person or persons appointed as proxies will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below would not be able to serve as director if elected.

NOMINEES FOR DIRECTOR

   The following table sets forth certain information concerning the directors of the Company.

                                                       DIRECTOR
   NAME                                       AGE(1)     SINCE
   ----                                       ------    ------
   William C. Erbey........................     51       1988
   Hon. Thomas F. Lewis....................     76       1997
   W.C. Martin.............................     52       1996
   Howard H. Simon.........................     60       1996
   Barry N. Wish...........................     59       1988

------------

(1) As of March 15, 2001.

   The principal occupation for the last five years of each director of the Company, as well as some other information, is set forth below.

   William C. Erbey. Mr. Erbey has served as the Chairman of the Board of Directors of the Company since September 1996, as the Chief Executive Officer of the Company since January 1988 and served as the Chief Investment Officer of the Company since January 1992 to August 1999 and the President of the Company from January 1988 to May 1998. Mr. Erbey has served as the Chairman of the Board of Directors of the Ocwen Federal Bank FSB (the "Bank") since February 1988 and as the Chief Executive Officer of the Bank since June 1990. He also serves as a director and officer of many subsidiaries of the Company. From 1983 to 1995, Mr. Erbey served as a Managing General Partner of The Oxford Financial Group ("Oxford"), a private investment partnership that was the predecessor of the Company. From 1975 to 1983, Mr. Erbey served at General Electric Capital Corporation ("GECC") in various capacities, most recently as the President and Chief Operating Officer of General Electric Mortgage Insurance Corporation. Mr. Erbey also served as the Program General Manager of GECC's Commercial Financial Services Department and as the President of Acquisition Funding Corporation. He holds a Bachelor of Arts in Economics from Allegheny College and received a Master of Business Administration from Harvard University.

   Hon. Thomas F. Lewis. Mr. Lewis has served as a director of the Company and of the Bank since May 1997. Mr. Lewis served as a United States Congressman, representing the 12th District of Florida from 1983 to 1995. He served in the House and Senate of the Florida State Legislature at various times. Mr. Lewis is a principal of Lewis Properties. He is also a member of the Economic Council of Palm Beach County. Mr. Lewis formerly served as a United States delegate to the North Atlantic Treaty Organization and as a member of the President's Advisory

Commission on Global Trade Policies. He attended the University of Florida and holds an Associate's Degree from Palm Beach Junior College, a Certificate in Engineering from the Massachusetts Institute of Technology and honorary doctorates from the Florida Institute of Technology and Nova University.

   W.C. Martin. Mr. Martin has served as a director of the Company since July 1996 and of the Bank since August 1996. Since 1982, Mr. Martin has been associated with Holding Capital Group ("HCG") and has been engaged in the acquisition and turnaround of businesses in a broad variety of industries. Since March 1993, Mr. Martin also has served as President and Chief Executive Officer of SV Microwave, a company he formed along with other HCG investors to acquire the assets of the former Microwave Division of Solitron Devices, Inc. In 1998, Mr. Martin became CEO of HCG Technologies, Inc. ("HCGT"), a holding company formed by him and HCG to acquire, fund or start technology companies. In 1999, he became CEO of SV Microwave Commercial Products Group, Inc., a newly formed subsidiary of HCGT engaged in the design, production and sale of passive microwave devices. Prior to 1982, Mr. Martin was a Manager in Touche Ross & Company's Management Consulting Division, and prior to that he held positions in financial management with Chrysler Corporation. Mr. Martin holds a Bachelor of Science in Industrial Management from LaSalle University and received a Masters of Business Administration from the University of Notre Dame.

   Howard H. Simon. Mr. Simon has served as a director of the Company since July 1996 and of the Bank since 1987. Mr. Simon is the Managing Director of Simon, Master & Sidlow, P.A., a certified public accounting firm which Mr. Simon founded in 1978 and which is based in Wilmington, Delaware. Mr. Simon is a past Chairman and current member of the Board of Directors of CPA Associates International, Inc. Prior to 1978, Mr. Simon was a Partner of Touche Ross & Company. Mr. Simon is a graduate of the University of Delaware and a Certified Public Accountant.

   Barry N. Wish. Mr. Wish has served as Chairman Emeritus of the Board of Directors of the Company since September 1996, and he previously served as Chairman of the Board of the Company from January 1988 to September 1996. Mr. Wish has served as a director of the Bank since February 1988. From 1983 to 1995, he served as a Managing General Partner of The Oxford Financial Group, which he founded. From 1979 to 1983, he was a Managing General Partner of Walsh, Greenwood, Wish & Co., a member firm of the New York Stock Exchange. Prior to founding that firm, Mr. Wish was a Vice President and shareholder of Kidder, Peabody & Co., Inc. He is a graduate of Bowdoin College.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

            MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

   The Board of Directors of the Company held seven meetings during 2000. No director of the Company attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors held during 2000 and the total number of meetings held by all committees thereof on which he served during the period.

   The Board of Directors of the Company has established an Executive Committee, an Audit Committee and a Nominating and Compensation Committee. A brief description of these committees is set forth below.

   The Executive Committee is generally responsible to act on behalf of the Board of Directors on all matters during the intervals between meetings of the Board of Directors. Currently, the members of this committee are Directors Erbey (Chairman) and Wish. This committee met 18 times during 2000.

   The Audit Committee of the Board of Directors reviews and advises the Board of Directors with respect to reports by the Company's independent auditor and monitors the Company's compliance with laws and regulations applicable to the Company's operations including the evaluation of significant matters relating to the financial reporting process and system of internal accounting controls of the Company and the review of the scope and results of the annual audit conducted by the independent auditor. Currently, the members of the Audit Committee are Directors Simon (Chairman), Lewis and Martin. Each member of the Audit Committee is independent as defined in the listing standards of the New York Stock Exchange, on which the Company's common stock is listed. This committee met six times during 2000. A complete copy of the Audit Committee's Charter is included as Appendix A to this Proxy Statement.

   The Nominating and Compensation Committee evaluates and makes recommendations to the Board of Directors for the election of directors, as well as handles personnel and compensation matters relating to the executive officers of the Company. The Nominating and Compensation Committee will consider nominees for director recommended by shareholders, but has not adopted any procedures to be followed by shareholders in submitting such recommendations. Currently, the members of the Nominating and Compensation committee are Directors Martin (Chairman), Lewis and Simon. This committee met four times during 2000.


                         BOARD OF DIRECTORS COMPENSATION

   Pursuant to a Directors Stock Plan adopted by the Board of Directors and shareholders of the Company in July 1996, the Company compensated directors during 2000 by delivering to each a total annual value of $10,000 payable in shares of Common Stock (which may be prorated for a director serving less than a full one-year term, as in the case of a director joining the Board of Directors after an annual meeting of shareholders), subject to review and adjustment by the Board of Directors from time to time. For 2001, the Company will compensate directors by delivering to each a total annual value of $16,000, payable in the same manner. Such payment is made after the annual organizational meeting of the Board of Directors which follows the annual meeting of shareholders of the Company. An additional annual fee payable in shares of Common Stock, which currently amounts to $2,000, subject to review and adjustment by the Board of Directors from time to time, is paid to committee chairs after the annual organizational meeting of the Board of Directors. During 2000, an aggregate of 8,535 shares of Common Stock was granted to the five directors of the Company, including the shares received by the three committee chairs.

   The number of shares issued pursuant to the Directors Stock Plan is based on the "fair market value" of the Common Stock on the date of grant. The term "fair market value" is defined in the Directors Stock Plan to mean the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on the relevant date.

   Shares issued pursuant to the Directors Stock Plan, other than the committee chair fee shares, are subject to forfeiture during the 12 full calendar months following election or appointment to the Board of Directors or a committee thereof if the director does not attend an aggregate of at least 75% of all meetings of the Board of Directors and committees thereof of which he is a member during such period.

   Each of the members of the Board of Directors of the Company also serves on the Board of Directors of Ocwen Federal Bank FSB (the "Bank"). During 2000, the Bank compensated its directors by delivering to each a total annual value of $10,000 in cash, paid in equal quarterly installments in arrears, in respect of their service on the Bank's Board of Directors. An additional annual payment of $2,000 in cash, paid in equal quarterly installments in arrears, was paid to committee chairs. During 2000, an aggregate of $56,000 in cash was paid to the five directors of the Company in respect of their service as members of the Board of Directors of the Bank, including as chairman of the three committees of the Bank's Board of Directors.

                   EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

   The following table sets forth certain information with respect to each person who currently serves as an executive officer of the Company but does not serve on the Company's Board of Directors. Executive officers of the Company are elected annually by the Board of Directors and generally serve at the discretion of the Board. There are no arrangements or understandings between the Company and any person pursuant to which such person was elected as an executive officer of the Company. Other than William C. Erbey and John R. Erbey, who are brothers, no director or executive officer is related to any other director or executive officer of the Company or any of its subsidiaries by blood, marriage or adoption.

   NAME                              AGE(1)    POSITION
   ----                              ------    --------
   John R. Barnes................     58       Senior Vice President

   Christopher T. Boldman........     37       Vice President and
                                               Assistant Secretary

   John R. Erbey.................     60       Senior Managing
                                               Director, General
                                               Counsel and Secretary

   Ronald M. Faris...............     38       President (2)

   Christine A. Reich............     39       President (2)

   Mark S. Zeidman...............     49       Senior Vice President
                                               and Chief
                                               Financial Officer

---------------

(1) As of March 15, 2001.

(2) Ronald M. Faris was promoted to President of the Company on March 1, 2001. Ms. Reich resigned effective the same day.

   The background for the last five years of each executive officer of the Company who is not a director, as well as certain other information, is set forth below.

   John R. Barnes. Mr. Barnes has served as a Senior Vice President of the Company and the Bank since May 1994 and served as a Vice President of the Company and the Bank from October 1989 to May 1994. He also serves as an officer of many subsidiaries of the Company. Mr. Barnes was a Tax Partner in the firm of Deloitte Haskins & Sells from 1986 to 1989 and in the firm of Arthur Young & Co. from 1979 to 1986. Mr. Barnes was the Partner in Charge of the Cleveland Office Tax Department of Arthur Young & Co. from 1979 to 1984. He holds a Bachelor of Science in Accounting from Ohio State University and is a Certified Public Accountant.

   Christopher T. Boldman. Mr. Boldman has served as Vice President and Assistant Secretary of the Company and Vice President, Assistant Secretary and Deputy General Counsel of the Bank since May 2000, as Vice President and Associate General Counsel of the Bank from 1998 to 1999, as Assistant General Counsel of the Bank from 1997 to 1998 and Senior Counsel of the Bank from 1993 to 1996. He also serves as officer of many subsidiaries of the Company. Mr. Boldman was an associate with the law firm of Squire, Sanders and Dempsey in Columbus, Ohio from 1990 to 1993 and an associate with the law firm of Fennemore Craig in Phoenix, Arizona from 1989 to 1990. He holds a Bachelor of Arts degree from the University of Maryland and received his Juris Doctor from the University of Michigan.

   John R. Erbey. Mr. Erbey has served as Senior Managing Director of the Company since May 1998, as Secretary of the Company since June 1989, as a Managing Director of the Company from June 1993 to May 1998 and as Senior Vice President of the Company from June 1989 to June 1993. Mr. Erbey has served as a director of the Bank since 1990, as a Senior Managing Director of the Bank since May 1998, and as Secretary of the Bank since July 1989. He also serves as an officer and/or a director of many subsidiaries of the Company, including as Chairman and Chief Executive Officer of Ocwen Technology Xchange, Inc. since April 1998. From 1971 to 1989, Mr. Erbey was a member of the Law Department of Westinghouse Electric Corporation and held various management positions, including Associate General Counsel and Assistant Secretary from 1984 to 1989. He holds a Bachelor of Arts from Allegheny College and received his Juris Doctor from Vanderbilt University School of Law.

   Ronald M. Faris. Mr. Faris has served as President of the Company and the Bank since March 1, 2001. Mr. Faris served as Executive Vice President of the Company and the Bank from May 1998 to March 2001, as a Senior Vice President of the Bank from May 1997 to May 1998 and Vice President and Chief Accounting Officer of the Company from June 1995 to May 1997 and of the Bank from July 1994 to May 1997. From March 1991 to July 1994 he served as Controller for a subsidiary of the Company. From 1986 to 1991, Mr. Faris was a Vice President with Kidder, Peabody & Co., Inc., and from 1984 to 1986 worked in the General Audit Department of PricewaterhouseCoopers LLP. He holds a Bachelor of Science from Pennsylvania State University and is a Certified Public Accountant.

   Christine A. Reich. Ms. Reich served as President of the Company from May 1998 to March 2001 and served as a Managing Director of the Company from June 1994 to May 1998, as Chief Financial Officer of the Company from January 1990 to May 1997, as a Senior Vice President of the Company from January 1993 to June 1994 and as a Vice President of the Company from January 1990 to January 1993. Ms. Reich has served as a director of the Bank since June 1993 and as the President of the Bank since May 1998. From 1987 to 1990, Ms. Reich served as an officer of another subsidiary of the Company. Ms. Reich also serves as an officer and/or a director of many subsidiaries of the Company. Prior to 1987, Ms. Reich was employed by KPMG Peat Marwick LLP, most recently in the position of Manager. She holds a Bachelor of Science in Business Administration from the University of Southern California and is a Certified Public Accountant.

   Mark S. Zeidman. Mr. Zeidman has served as Senior Vice President and Chief Financial Officer of the Company and the Bank since May 1997 and as Chief Investment Officer of the Company since August 1999. He also serves as an officer of many subsidiaries of the Company. From 1986 until May 1997, Mr. Zeidman was employed by Nomura Securities International, Inc., most recently as Managing Director. Prior to 1986, he held positions with Shearson Lehman Brothers and Coopers & Lybrand. He holds a Bachelor of Arts degree from the University of Pennsylvania and received a Master of International Affairs from Columbia University and a Master of Business Administration from the Wharton School of Business at the University of Pennsylvania. Mr. Zeidman is also a Certified Public Accountant.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

BENEFICIAL OWNERSHIP OF COMMON STOCK

   The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of the date indicated by (i) each director and executive officer of the Company, (ii) all directors and executive officers of the Company as a group and (iii) all persons known by the Company to own beneficially 5% or more of the outstanding Common Stock. The table is based upon information supplied to the Company by directors, officers and principal stockholders and filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                                                                SHARES BENEFICIALLY OWNED AS OF
                                                                                         MARCH 15, 2001
                                                                            ---------------------------------------
     NAME OF BENEFICIAL OWNER                                                 AMOUNT(1)                 PERCENT(1)
     ------------------------                                               -------------             -------------
     NewSouth Capital Management, Inc.                                        7,233,004(2)                 10.8%
     1000 Ridgeway Loop Rd. - Suite 233
     Memphis, TN 38120

     Directors and Named Executive Officers:
       William C. Erbey..................................................    19,061,535(3)                 28.16
       Hon. Thomas F. Lewis..............................................         4,792(4)                  *
       W.C. Martin.......................................................        11,131(5)                  *
       Howard H. Simon...................................................        11,721(6)                  *
       Barry N. Wish.....................................................     9,443,918(7)                 14.06
       Christine A. Reich................................................       182,519(8)                  *
       John R. Erbey.....................................................     2,123,504(9)                  3.14
       Ronald M. Faris...................................................       127,249(10)                 *
       Mark S. Zeidman...................................................        39,661(11)                 *

     All Directors and Executive Officers as a Group (11 persons)            31,127,806(12)                45.39

----------------

    *  Less than 1%.

   (1) For purposes of this table, pursuant to rules promulgated under the Exchange Act, an individual is considered to beneficially own any shares of Common Stock if he or she directly or indirectly has or shares: (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, (i) an individual has sole voting power and sole investment power with respect to the indicated shares and (ii) individual holdings amount to less than 1% of the outstanding shares of Common Stock.

   (2) Based on information contained in a Schedule 13G/A filed with the Commission on February 9, 2001 by NewSouth Capital Management, Inc., an investment advisor that acquired the shares on behalf of its clients. Includes 7,178,004 shares as to which sole voting power is claimed, 55,000 shares as to which shared voting power is claimed and 7,233,004 shares as to which sole dispositive power is claimed.

   (3) Includes 13,124,044 shares held by FF Plaza Partners, a Delaware partnership of which the partners are William C. Erbey, his spouse, E. Elaine Erbey, and Delaware Permanent Corporation, a corporation wholly-owned by William C. Erbey. Mr. and Mrs. William C. Erbey share voting and dispositive power with respect to the shares owned by FF Plaza Partners. Also includes 5,409,704 shares held by Erbey Holding Corporation, a corporation wholly-owned by William C. Erbey. Also includes options to acquire 527,787 shares which were exercisable at or within 60 days of March 15, 2001. Included in the shares held by FF Plaza Partners are 6,021 shares held pursuant to the Directors Stock Plan.

   (4) Includes 400 shares held jointly with spouse. Also includes 4,392 shares held pursuant to the Directors Stock Plan.

   (5) Includes 5,110 shares held by the Martin & Associates Management Consultants, Inc. Defined Contribution Pension Plan & Trust. Also includes 6,021 shares held pursuant to the Directors Stock Plan.

   (6) Includes 5,700 shares held by the Simon, Master & Sidlow P.A. 401(k) Profit Sharing Plan. Also includes 6,021 shares held pursuant to the Directors Stock Plan.

   (7) Includes 8,878,305 shares held by Wishco, Inc., a corporation controlled by Barry N. Wish pursuant to his ownership of 93.0% of the common stock thereof; 351,940 shares held by B.N.W. Partners, a Delaware partnership of which the partners are Mr. Wish and B.N.W., Inc., a corporation wholly-owned by Mr. Wish;

       and 140,000 shares held by the Barry Wish Family Foundation, Inc., a charitable foundation of which Mr. Wish is a director. Also includes 5,016 shares held pursuant to the Directors Stock Plan.

   (8) Includes options to acquire 182,517 shares of Common Stock which were exercisable at or within 60 days of March 15, 2001.

   (9) Includes 1,627,330 shares held by John R. Erbey Family Limited Partnership, a Georgia limited partnership whose general partner is a corporation wholly-owned by John R. Erbey and whose limited partners consist of John R. Erbey, his spouse and children. Also includes options to acquire 481,624 shares of Common Stock which were exercisable at or within 60 days of March 15, 2001.

  (10) Includes 9,260 shares held jointly with spouse. Also includes options to acquire 108,569 shares of Common Stock which were exercisable at or within 60 days of March 15, 2001.

  (11) Includes 442 shares held by his minor children. Also includes options to acquire 32,209 shares of Common Stock which were exercisable at or within 60 days of March 15, 2001.

  (12) Includes options to acquire an aggregate of 1,423,324 shares of Common Stock which were exercisable at or within 60 days of March 15, 2001.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

   To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with during 2000, except that Christopher T. Boldman inadvertently failed to file a Form 3 in a timely manner upon being designated as a Section 16 reporting person by the Board of Directors, on May 16, 2000, Mark S. Zeidman inadvertently failed to file a Form 4 in a timely manner upon the purchase of 2,300 shares of Company common stock on June 6, 2000 and John R. Barnes inadvertently failed to file a Form 4 in a timely manner upon the sale of an aggregate of 27,000 shares of the Company common stock in three transactions on August 15, 2000. Each of Messrs. Boldman, Zeidman and Barnes made the required filing promptly upon becoming aware of this.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

   The following table discloses compensation received by the Company's chief executive officer and the four other most highly paid directors and executive officers of the Company for the years indicated.

                                   ANNUAL COMPENSATION                       LONG-TERM COMPENSATION
                                   -------------------                       ----------------------
                                                                      AWARDS            PAYOUTS
                                                                      ------            -------
                                                                           NUMBER OF
                                                              RESTRICTED   SECURITIES
                                                                STOCK      UNDERLYING     LTIP        ALL OTHER
NAME AND POSITION               YEAR     SALARY    BONUS(1)     AWARDS    OPTIONS(#)(2)  PAYOUTS   COMPENSATION(3)
-----------------               ----     ------    --------     ------    -------------  -------   ---------------
William C. Erbey...........     2000    $360,000   $345,938       -          197,537        -          $3,400
  Chairman of the Board and     1999     360,000    357,143       -           34,549        -           3,200
    Chief Executive Officer     1998     357,499    197,438       -           14,143        -           3,200


Christine A. Reich (4).....     2000     320,000    150,240       -           85,790        -           3,400
  President                     1999     320,000    315,150       -           28,894        -           3,200
                                1998     317,976    175,500       -           12,572        -           3,200


John R. Erbey..............     2000     319,615    276,000       -          157,602        -           3,400
  Senior Managing Director      1999     300,000    365,119       -           28,791        -           3,200
    and Secretary               1998     298,214    329,063       -           15,715        -           3,200


Ronald M. Faris (4)........     2000     260,000    266,906       -          152,409        -           3,400
  Executive Vice President      1999     259,385    323,091       -           30,184        -           3,200
                                1998     218,916    219,933       -           11,524        -           3,200


Mark S. Zeidman............     2000     354,519    128,688       -           73,483        -           3,400
  Senior Vice President         1999     329,539    219,313       -            8,108        -          70,393(5)
    and Chief Financial         1998     298,214    168,750       -            7,483        -           3,000
    Officer

---------------

   (1) For 2000, 1999 and 1998, consists of bonuses awarded pursuant to the Company's 1998 Annual Incentive Plan in the first quarter of the following year for services rendered in the years indicated. A portion of 1999 and 1998 was deferred.

   (2) Consists of options granted pursuant to the Company's 1991 Non-Qualified Stock Option Plan, as amended (the "Stock Option Plan"). The 2000, 1999 and 1998 amounts consist of grants made as of the first quarter of the following year for services rendered in the years indicated.

   (3) Consists of contributions by the Company pursuant to the Company's 401(k) Savings Plan.

   (4) Mr. Faris was promoted to President on March 1, 2001. Ms. Reich resigned effective the same day.

   (5) Consists of $3,200 in contributions by the Company pursuant to the Company's 401(k) Savings Plan and $67,193 in reimbursed relocation expenses.

OPTION GRANTS FOR 2000

   The following table provides information relating to option grants made pursuant to the Company's Stock Option Plan in January 2001 to the individuals named in the Summary Compensation Table for services rendered in 2000.

                                         PERCENT OF
                                         SECURITIES
                               NO. OF    UNDERLYING
                             SECURITIES     TOTAL                              POTENTIAL REALIZABLE VALUE AT ASSUMED
                             UNDERLYING    OPTIONS                               RATES OF STOCK PRICE APPRECIATION
                               OPTIONS   GRANTED TO   EXERCISE                          FOR OPTION TERM(3)
                               GRANTED    EMPLOYEES     PRICE    EXPIRATION  -----------------------------------------
NAME                          (#)(1)(2)    (%)(2)      ($/SH)       DATE         0%($)        5%($)         10%($)
----                         ----------  ----------  ----------  ----------  -----------  -------------  -------------
William C. Erbey............. 197,537       12.21      $4.08625   1/31/11    $452,102.81  $1,244,078.79  $2,459,110.10
Christine A. Reich...........  85,790        5.30       4.08625   1/31/11     196,351.86     540,301.41   1,067,987.54
John R. Erbey................ 157,602        9.74       4.08625   1/31/11     360,711.58     992,570.03   1,961,964.95
Ronald M. Faris.............. 152,409        9.42       4.08625   1/31/11     348,826.10     959,864.76   1,897,318.03
Mark S. Zeidman..............  73,483        4.54       4.08625   1/31/11     168,184.22     462,792.50     914,779.54

(1) All options are to purchase shares of Common Stock, and one-fifth vests and becomes exercisable on the date of grant and on each of January 31, 2002, 2003, 2004 and 2005.

(2) Indicated grants were made in January 2001. The percentage of securities underlying these options to the total number of securities underlying all options granted to employees of the Company is based on options to purchase a total of 1,617,461 shares of Common Stock granted to employees of the Company as of January 31, 2001 under the Stock Option Plan.

(3) Assumes future prices of shares of Common Stock of $6.375, $10.38 and $16.54 at compounded rates of return of 0%, 5% and 10%, respectively, from the closing price per share on the New York Stock Exchange on December 29, 2000.

AGGREGATED OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES

   The following table provides information relating to option exercises during the year 2000 by the individuals named in the Summary Compensation Table and the value of each such individual's unexercised options at December 31, 2000.

                                                            NUMBER OF SECURITIES
                                NUMBER OF                  UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                 SHARES                          OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                ACQUIRED                    DECEMBER 31, 2000(1)          DECEMBER 31, 2000(2)
                                   ON          VALUE     ---------------------------   ---------------------------
NAME                            EXERCISE     REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                            --------     --------    -----------   -------------   -----------   -------------
William C. Erbey..........          -           -         516,271        197,294        $90,421.65    $366,009.79
Christine A. Reich........          -           -         172,886        101,447         39,270.37     160,075.28
John R. Erbey.............          -           -         472,027        160,110        383,196.40     292,168.80
Ronald M. Faris...........          -           -          98,508        155,594         69,763.39     282,835.71
Mark S. Zeidman...........          -           -          29,507         69,389         33,635.47     135,562.12

-----------------

(1) All options are to purchase shares of Common Stock and were granted pursuant to the Stock Option Plan. Options listed as "exercisable" consist of options which became exercisable in or prior to January 2001. Options listed as "unexercisable" consist of options which become exercisable in March 2001 and thereafter.

(2) Based on the $6.375 closing price of a share of Common Stock on the New York Stock Exchange on December 29, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Determinations regarding compensation of the Company's employees are made by the Company's Nominating and Compensation Committee, whose members are Directors Martin (Chairman), Lewis and Simon. No member of the Committee is or at any time was an employee of the Company or any subsidiary, nor did any member of the Committee have an interest in a transaction which would require disclosure hereunder or under "Certain Relationships and Related Transactions" below.

   The Report of the Nominating and Compensation Committee and the Performance Graph that follows shall not be deemed to be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent the Company incorporates such Report and graph by specific reference.

REPORT OF THE NOMINATING AND COMPENSATION COMMITTEE

   The Nominating and Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing management compensation policies and procedures to be reflected in the compensation program offered to the executive officers of the Company and the Bank. The Committee shares jurisdiction with the full Board of Directors over the administration of and grants under the Stock Option Plan.

   General Compensation Policies. The broad general salary and benefit guidelines are determined by the Committee. The Company seeks to provide executives with long-term wealth accumulation capability, conditional upon personal performance, individual service longevity and consistent high level financial performance of the Company. With respect to the Company's officers other than Mr. William C. Erbey, the Committee considered salary and bonus recommendations prepared by Mr. William C. Erbey or other executive officers to determine fiscal 2000 compensation. The salary adjustment recommendations were based on the Company's overall performance in the past year and an analysis of compensation levels necessary to maintain and attract quality personnel. It is through this process that the Company is able to compete for and retain talented executives who are critical to the Company's long-term success and align the interests of those executives with the long-term interests of the Company's shareholders.

   Annual Incentive Compensation. The Company's primary incentive compensation plan for executives is the 1998 Annual Incentive Plan. Pursuant to this plan, a participant can earn cash and stock option awards in relation to the Company or a business unit attaining specified levels of increase in net earnings, return on equity, average net equity used or growth in assets, as well as in relation to individual performance. If the Company, business unit or individual performance is below certain threshold levels, no award is paid for that performance measure under the plan. Each participant has a targeted annual incentive award that is expressed as a percentage of total target compensation and varies with the participant's level of responsibility. At the executive level, 30-60% of each executive's total target compensation is at risk and payable only upon achievement of certain minimum Company and individual performance levels. The 1998 Annual Incentive Plan awards were structured so that the compensation opportunities for executives will exceed those of comparable companies when superior levels of corporate, business unit and individual performances are achieved. Conversely, when the Company, business unit and individual performance fall short of established targets, the compensation opportunity for executives are below those available at comparable companies.

   Long-Term Incentive Compensation. Prior to 1998, the Company's primary long-term compensation program had been exclusively to award stock options with deferred vesting. The objective of these options was to create a direct link between executive compensation and long-term Company performance. In determining the appropriate level of each stock-based allotment, the Committee considered the executive's contribution toward Company and Bank performance. To encourage growth in shareholder value, stock options were granted to essential management personnel who were in a position and had the responsibility to make a substantial contribution to the long-term success of the Company. The Committee believes that stock option awards help to focus attention on managing the Company from the perspective of an owner with an equity stake in the business. The Company has retained these benefits by including stock options as part of the 1998 Annual Incentive Plan.

   In May 1998, the Company's shareholders approved, and the Company made awards under, the 1998 Long-Term Incentive Plan (the "LTIP") which provided for the award of Basis Points to plan participants. Basis Points were valued based upon the Company's attainment of certain performance targets during a specified performance period. The performance targets under the LTIP were based on the attainment of specified levels of return on equity and growth in earnings per share. In the event that Basis Points were earned, they would have been paid in the form of restricted stock awards. Basis Points were awarded in 1998 and 1999. The LTIP was suspended during the first quarter of 2000 and all accrued Basis Points were cancelled.

   Other Compensation. The Compensation Committee's policy with respect to other employee benefit plans is to provide competitive benefits to employees of the Company and the Bank, including executive officers. A competitive comprehensive benefit program is essential to achieving the goal of attracting and retaining highly qualified employees.

   Tax Considerations. Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the tax deduction by corporate taxpayers is limited with respect to the compensation of certain executive officers to $1 million per covered executive unless such compensation is based upon the attainment of performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Due to the transition provisions included in this Code section, it is expected that all payments under the Company's 1991 Non-Qualified Stock Option Plan through the year 1999 will be deductible by the Company for federal income tax purposes and will not be subject to the limitations set forth in Section 162(m) of the Code. The Company obtained shareholder approval of the 1998 Annual Incentive Plan and the LTIP in order to qualify awards under such plans as performance-based compensation under
Section 162(m) of the Code. It is the Compensation Committee's intention to qualify all performance-based compensation for the exclusion from the deductibility limitation of 162(m), except in situations where qualifying compensation for the exclusion would be inconsistent with the overall best interest of the Company.

   Chief Executive Officer Compensation. In determining the overall compensation package for the Chief Executive Officer, the Committee considered the performance of the Chief Executive Officer and the financial performance achieved by the Company during the past fiscal year.

                                          Nominating and Compensation Committee:

                                               W.C. Martin, Chairman
                                               Hon. Thomas F. Lewis, Director
March 30, 2001                                 Howard H. Simon, Director

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the resignation of Ms. Reich from the Company, the Company and Ms. Reich entered into an agreement pursuant to which Ms. Reich will serve as a consultant to the Company through no later than May 16, 2001. Following such consultancy, Ms. Reich will be paid approximately $320,000 in 26 equal bi-weekly installments. In addition to cash compensation, Ms. Reich's 1998, 1999, 2000 and 2001 option agreements have been amended to allow Ms. Reich to exercise the options for eighteen months following the date on which Ms. Reich ceases to serve as a consultant to the Company.

                      COMPARISON OF CUMULATIVE TOTAL RETURN

   The following graph compares the cumulative total return on the Common Stock of the Company since the initial public offering of the Common Stock by certain shareholders of the Company in September 1996 with the cumulative total return on the stocks included in (i) the Standard & Poor's 500 Market Index, (ii) the Nasdaq Stock Market (United States), and (iii) the Standard & Poor's Financial (Diversified) 500 Market Index.

                               [GRAPHIC OMITTED]

                                                                      S&P
                             OCWEN                                 FINANCIAL
 Measurement Period        FINANCIAL      S&P 500      NASDAQ     DIVERSIFIED
(Fiscal Year Covered)     CORPORATION      INDEX      TOTAL US       INDEX
      09/25/96              $100.00       $100.00      $100.00      $100.00
      12/31/96               132.10        108.53       104.91       115.09
      12/31/97               251.24        144.75       128.74       181.44
      12/31/98               121.61        186.07       180.94       237.47
      12/31/99                61.73        225.05       327.95       247.56
      12/31/00                62.96        204.71       203.03       349.51

   The above graph represents $100 invested in Common Stock on September 25, 1996 at the closing price of $20.25 per share on that date and in each index on such date. The Common Stock was quoted on the Nasdaq Stock Market's National Market from September 25, 1996 through July 31, 1997 and has been listed on the New York Stock Exchange since August 1, 1997. There was no established market for the Common Stock prior to September 25, 1996.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
                                 (PROPOSAL TWO)

   The Board of Directors of the Company has appointed PricewaterhouseCoopers LLP, independent certified public accountants, to be the Company's independent auditor for the year ending December 31, 2001, and has further directed that the selection of the auditor be submitted for ratification by the shareholders at the Annual Meeting.

   Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT AUDITOR FOR 2001.

The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in such filing incorporating this Proxy Statement by reference, except to the extent the Company incorporates such Report by specific reference.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors has:

o Reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000;

o Discussed with PricewaterhouseCoopers LLP, the Company's independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees"; and

o Received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board's Independence Standard No. 1, "Independence Discussions with Audit Committees" and discussed with PricewaterhouseCoopers LLP their independence.

In reliance on the review and discussion referred to above, the Committee recommends to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

According to the statements made by PricewaterhouseCoopers LLP, their aggregate fees billed to the Company during 2000 are as follows:

         Audit and review of the Company's financial statements     $1,449,107
         Financial Information Systems design and implementation             0
         All other services                                            814,915


                                            Audit Committee:

                                                Howard H. Simon, Chairman
                                                Hon. Thomas F. Lewis, Director
                                                W.C. Martin, Director

                              SHAREHOLDER PROPOSALS

   At the Annual Meeting the Company may exercise discretionary authority when voting on a shareholder proposal that is not included as an agenda item in this Proxy Statement if the proposal was received by the Company after February 14, 2001 and the proposal is properly presented at the Annual Meeting. The Company did not receive notice of any shareholder proposal or nomination relating to the Annual Meeting.

   Any proposal which a shareholder desires to have included in the proxy materials of the Company relating to the next annual meeting of shareholders, which is scheduled to be held in May 2002 (the "2002 Annual Meeting"), must be received at the executive offices of the Company no later than December 1, 2001. All proposals and nominations should be directed to John R. Erbey, Secretary, 1675 Palm Beach Lakes Boulevard, The Forum, West Palm Beach, Florida 33401. It is urged that any shareholder proposal or nomination be sent certified mail, return-receipt requested. If notice of a shareholder proposal relating to the 2002 Annual Meeting is received by the Company after February 14, 2002 and the proposal is properly presented at the 2002 Annual Meeting, the Company will be able to exercise discretionary authority when voting on the proposal. If notice of a shareholder proposal is received on or prior to February 14, 2002, the proposal is not included as an agenda item in the proxy statement and proxy card furnished to shareholders in connection with the 2002 Annual Meeting (the "2002 Proxy Statement"), and the proposal is properly presented at the 2002 Annual Meeting, the Company may exercise discretionary authority when voting on the proposal if in the 2002 Proxy Statement the Company advises shareholders on the nature of the proposal and how the Company intends to vote on the proposal, unless the shareholder satisfies certain requirements of the SEC, including mailing a separate proxy statement to the Company's shareholders.

                                 ANNUAL REPORTS

   A copy of the Company's Annual Report to Shareholders for the year ended December 31, 2000 was mailed to shareholders entitled to notice of the Annual Meeting on or about March 30, 2001. Such report is not part of the proxy solicitation materials.

   THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED AND TO EACH PERSON WHO REPRESENTS THAT AS OF THE RECORD DATE FOR THE MEETING HE OR SHE WAS A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE MEETING, ON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 REQUIRED TO BE FILED BY THE COMPANY WITH THE SEC UNDER THE EXCHANGE ACT. SUCH REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, OCWEN FINANCIAL CORPORATION, 1675 PALM BEACH LAKES BOULEVARD, THE FORUM, WEST PALM BEACH, FLORIDA 33401, TELEPHONE NUMBER (561) 682-8400. SUCH REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.


                                  OTHER MATTERS

   Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the Proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the person or persons appointed as proxies.

   The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                   APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                         OF OCWEN FINANCIAL CORPORATION

I.    PURPOSE

      The purpose of the Audit Committee is to assist the Board of Directors (the "Board") of Ocwen Financial Corporation (the "Company") in fulfilling its oversight responsibilities with respect to: financial reports and other financial information; systems of internal control regarding finance, accounting and legal compliance; and the auditing, accounting and financial reporting processes generally. In this regard, the Audit Committee is to:

   1. Serve as an independent and objective party to monitor the financial reporting process and internal control systems;

   2. Serve, together with the Board, as the ultimate authority to which the independent auditor (the "Independent Auditor") and the Internal Audit and Quality Assurance Department or its successor ("Internal Audit") are accountable, and have, together with the Board, the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Independent Auditor (or to nominate the Independent Auditor to be proposed for shareholder approval in any proxy statement);

   3. Review and appraise the audit efforts of the Independent Auditor and Internal Audit;

   4. Provide an open avenue of communication among the Independent Auditor, financial and senior management, Internal Audit, and the Board; and

   5. Encourage continuous improvement of, and foster adherence to, the Company's policies, procedures and practices at all levels.

II.   COMPOSITION AND EXPERTISE

   1. The Audit Committee shall consist of at least three directors, each of whom shall have no relationship to the Company that may interfere with the exercise of his or her independence from management and the Company and each of whom shall comply with the independence requirements set forth in
      Section III of this Charter.

   2. Each member of the Audit Committee shall be or become financially literate within a reasonable period of time after his or her appointment to the Audit Committee, in each case as the Board interprets such qualification in the exercise of its business judgment.

   3. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board interprets such qualification in the exercise of its business judgment.

   4. The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall have been duly elected and qualified. Unless a Chair is designated by the full Board, the members of the Audit Committee may elect a Chair by majority vote.

III.  INDEPENDENCE

   1. A director who is an employee (including non-employee executive officers, if any), or who is an immediate family member of an individual who is an executive officer, of the Company or any of its affiliates may not serve on the Audit Committee until three years following the termination of such employment or officership. Immediate family includes a person's spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law, and anyone (other than employees) who shares such person's home. Notwithstanding the foregoing requirements, one director who is no longer an employee, or who is an immediate family member of a former executive officer, of the Company or its affiliates, but who is not considered independent pursuant to the foregoing three-year restriction period, may serve, under exceptional and limited circumstances, on the Audit Committee if the Board determines in the exercise of its business judgment that membership on the Audit Committee by that individual is required by the best interests of the Company and its shareholders, and the Company discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

   2. A director who (i) is a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the Company, or (ii) has a direct business relationship with the Company, may serve on the Audit Committee only if (a) the Board determines in the exercise of its business judgment that the relationship does not interfere with the director's exercise of independent judgment or (b) after three years following the termination of the applicable business relationship (including, for example, termination of the relationship either between the Company and the organization with which the director is affiliated (including between the Company and a former parent or predecessor of the Company by which the director was employed), between the director and his or her partnership status, shareholder interest or executive officership, or between the director and the Company directly). In making a determination regarding the independence of a director pursuant to this
      Section III.2, the Board shall consider, among other things, the materiality of the relationship to the Company, to the director, and, if applicable, to the organization with which the director is or was affiliated. Business relationships can include commercial, industrial, banking, consulting, legal, accounting and other relationships, and a director can have this relationship directly with the Company, or the director can be a partner, officer or employee of an organization that has such a relationship.

   3. A director who is employed as an executive of another corporation where any of the Company's executives serves on that corporation's compensation committee may not serve on the Audit Committee.

IV.   MEETINGS

   The Audit Committee shall meet at least annually or more frequently, as circumstances dictate. The Audit Committee shall meet at least annually with management, Internal Audit and the Independent Auditor in executive sessions, as necessary, to discuss privately any matters that the Audit Committee or these parties deem appropriate to discuss, including internal controls and the fullness and accuracy of the financial statements.

V.    DUTIES AND RESPONSIBILITIES

      The Audit Committee shall:

      Documents/Reports Review

   1. Review and assess the adequacy of this Charter at least annually and at such other intervals as the Audit Committee or the Board determines.

   2. Review the annual financial statements and other financial information provided to any governmental body or the public, including any certification, report, opinion or review rendered by the Independent Auditor.

   3. Review the regular reports to management prepared by the Independent Auditor or Internal Audit and any responses to the same by management.

      Independent Auditor

   4. Evaluate and recommend to the Board: (i) the selection of the Independent Auditor to audit the books, records and accounts, and (ii) the approval of the fees and other compensation of the Independent Auditor.

   5. Review and discuss with the Independent Auditor all significant relationships which the auditor has with the Company and its affiliates in order to determine the auditor's independence, including: (i) requesting, receiving and reviewing, on a periodic basis, a formal written statement delineating all relationships between them which may reasonably be thought to bear on the independence of the Independent Auditor with respect to the Company; (ii) discussing with the Independent Auditor any disclosed relationships or services that may impact the objectivity and independence of the Independent Auditor; and (iii) recommending that the Board take appropriate action in response to the Independent Auditor's report to satisfy itself of the independence of the Independent Auditor.

      Financial Reporting Process

   6. Review the integrity of the financial reporting processes and audit controls, both internal and external, based on consultation with the Independent Auditor and Internal Audit.

   7. Consider the Independent Auditor's judgment about the quality and appropriateness of accounting principles as applied in financial reporting.

   8. Consider and approve, if appropriate, significant changes to auditing and accounting principles and practices as suggested by the Independent Auditor, management or Internal Audit.

      Process Improvement

   9. Consider and review reports to the Audit Committee by each of management, the Independent Auditor and Internal Audit regarding any significant judgments made in management's preparation of financial statements and the view of each as to the appropriateness of such judgments.

  10. Review with each of management, the Independent Auditor and Internal Audit any significant difficulties encountered during the course of each annual audit, including any restrictions on the scope of work or access to required information.

  11. Review any significant disagreement among management, the Independent Auditor and Internal Audit in connection with the preparation of the financial statements.

  12. Review with the Independent Auditor, Internal Audit and management the extent to which changes or improvements in financial or accounting practices and internal controls, as approved by the Audit Committee, have been implemented.

      Legal Compliance

  13. Review the activities, organizational structure and qualifications of Internal Audit.

  14. Review with the General Counsel any legal or compliance matters that could have a significant impact on the financial statements.

      Other

  15. Keep a record of the acts and proceedings of the Audit Committee and report thereon to the Board whenever requested to do so.

  16. Perform such other activities, consistent with this Charter, the Company's Articles of Incorporation, By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

                           OCWEN FINANCIAL CORPORATION
                         1675 PALM BEACH LAKES BOULEVARD
                         WEST PALM BEACH, FLORIDA 33401

                                 REVOCABLE PROXY

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OCWEN FINANCIAL CORPORATION, FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2001 AND AT ANY ADJOURNMENT THEREOF.

      The undersigned hereby appoints John R. Erbey, William C. Erbey, Ronald M. Faris or any of them, as proxy, with full powers of substitution, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of Ocwen Financial Corporation (the "Company") held of record by the undersigned on March 19, 2001 at the Annual Meeting of Shareholders to be held at the first floor offices of the Company located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401 on Thursday, May 17, 2001 at 9:00 a.m., Eastern Time, and at any adjournment thereof.

      Shares of Common Stock of the Company will be voted as specified. If not otherwise specified, this proxy will be voted FOR the election of each of the Board of Directors' nominees to the Board of Directors and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditor. You may revoke this proxy at any time prior to the time it is voted at the Annual Meeting.

      The Undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Ocwen Financial Corporation to be held on May 17, 2001, or any adjournment thereof, a Proxy Statement for the Annual Meeting and the 2000 Annual Report to Shareholders of the Company prior to the signing of this proxy.

(Continued and to be dated and
  signed on the reverse side)              OCWEN FINANCIAL CORPORATION
                                           P.O. BOX 11398
                                           NEW YORK, N.Y. 10203-0398

1. ELECTION OF DIRECTORS.

FOR all nominees   [ ]      WITHHOLD AUTHORITY   [ ]     *EXCEPTIONS       [ ]
listed below                to vote for all
(except as marked           nominees listed
to the contrary             below
below)

Nominees: William C. Erbey, Hon. Thomas F. Lewis, W.C. Martin, Howard H. Simon and Barry N. Wish.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions
            ------------------------------------------------------------------

2. RATIFICATION OF THE APPOINTMENT by the Board of Directors of
PricewaterhouseCoopers LLP as the independent auditor of the Company for the year ending December 31, 2001.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

FOR            [ ]        AGAINST        [ ]         ABSTAIN        [ ]

                  Please check if you           [ ]   Change of Address and  [ ]
                  plan to attend the meeting.         or Comments Mark Here

   Please sign exactly as your name(s) appear(s) on this Proxy. When signing in a representative capacity, please give title. When shares are held jointly, both should sign.
                                           Dated                         , 2001
                                                -------------------------

                                           ------------------------------------
                                                         Signatures

                                           ------------------------------------

PLEASE MARK, SIGN, DATE AND RETURN                    Votes must be indicated
THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.      (x) in Blue or Black ink.